Exhibit 10.14.1

FIRST AMENDMENT TO LEASE AGREEMENT

THIS FIRST AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into to be effective as of April 28, 2017 by and between Hogg Ranch, LLC (“Landlord”), and Lonestar Prospects, Ltd. (“Tenant”).

Recitals

A. Landlord and Tenant are parties to that certain Lease Agreement effective April 28, 2017 (the “Lease”), covering the Land (as defined in the Lease Agreement). Any capitalized term used but not defined herein shall have the same meaning given to such term in the Lease Agreement.

B. Landlord and Tenant desire to amend the Lease Agreement as more particularly set forth below.

Agreement

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as follows:

1.	Section 7.10 of the Lease Agreement is amended as follows:

7.10 Reclamation Fund.

(a) Escrow fund for Processing Property. Tenant shall deposit $3,000,000.00 into an escrow account at PlainsCapital Bank (the “Escrow Account”) pursuant to an Escrow Agreement in the form attached as Exhibit G to secure the reclamation of the Processing Property as follows:

•	The removal of all buildings and equipment used in the mining and processing of Sand with the exception of any buildings to remain on the Land at the request of the Landlord;

•	The removal of all piers cast in place to support the buildings and equipment used in the mining and processing of Sand;

•	The removal of all pipes and conveyors used for the transport of Sand from the mining areas to the Processing Plant and within the Processing Property;

•	The removal of any gas and other utility lines within the Processing Property;

•	The regrading of the Processing Property after the removal of any buildings, equipment, and piers on the Processing Property; and

•	The reseeding of the Processing Property with West Texas Seed Mix from Bamert Seed Company or the equivalent designated by Landlord after the regrading of the Processing Property is complete.

The amount held in the Escrow Account shall be adjusted based on estimates of the cost of reclamation determined by appraisers mutually agreeable to Landlord and Tenant on January 1, 2019 and every five (5) years thereafter. Both Landlord’s and Tenant’s consent shall be required for any withdrawals from the joint escrow account. Tenant shall not enter the Land unless and until the escrow account is established and funded.

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(b) Escrow fund for reclamation of mining area. In addition to the funds contemplated by Section 7.10(a), Tenant shall pay $1.00 per ton of Sand sold into the Escrow Account up to a maximum of $1,000,000.00, with the amount to be adjusted based on a third party evaluation of the cost of the first 100 acre reclamation, to secure the reclamation of the mined Land as provided in Exhibit H. Both Landlord’s and Tenant’s consent shall be required for any withdrawals from the joint escrow account.

1. Miscellaneous. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease Agreement shall remain in full force and effect, and the Lease Agreement, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall be one instrument.

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IN WITNESS WHEREOF, this First Amendment to Lease Agreement has been executed by the parties to be effective as of the date first set forth above.

LANDLORD:

Hogg Ranch, LLC, a Texas limited/ liability company

By:	/s/ Dusty Carlston
Name:	Dusty Carlston
Title:	Trustee for Mark Sg. Hogg Trust, Member

TENANT:

Lonestar Prospects, Ltd., a Texas limited partnership

By:	Lonestar Prospects Management, L.L.C., a Texas limited liability company, its General Partner

By:	/s/ Marty Robertson
Name:	Marty Robertson
Title:	Member

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